EXHIBIT 5.1

                          [CONNER & WINTERS LETTERHEAD]


                          ATTORNEYS & COUNSELORS AT LAW

                             Conner & Winters, P.C.
                           1700 One Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102 7101
                                  405-272-5711
                                Fax 405-232-2695
                                  www.cwlaw.com

                                ----------------]

                             Writer's Direct Number
                                  405-272-5750
                             Writer's E-mail Address
                              isteinhorn@cwlaw.com


                                   May 6, 2004


Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida  32653

Re: Perma-Fix Environmental Services, Inc.; Pre-effective Amendment No. 1 to Form S-3 Registration Statement, File No. 333-115061 covering 6,391,751 Shares of Common Stock; OUR FILE NO. 7034.2
      ----------------------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Perma-Fix Environmental Services, Inc. (the "Company") in connection with the preparation of Amendment No. 1 to the Form S-3 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement includes 6,391,751 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be reoffered or resold from time to time by the Selling Stockholders (as defined in the Registration Statement).

      The 6,391,751 shares of Common Stock included in the Registration Statement consist of the following:

      (a) 4,616,113 shares (the "Shares") that were issued by the Company to the following subscribers in the Company's private placement pursuant to the Securities Purchase Agreement, dated March 16, 2004 (the "Private Placement"):

            o     750,000 shares issued to Alexandra Global Master Fund Ltd;

            o     155,556 shares issued to Alpha Capital AG;

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Perma-Fix Environmental Services, Inc.
May 6, 2004
Page 2

            o     180,000 shares issued to the Baystar Capital II, L.P.;

            o     177,778 shares issued to Bristol Investment Fund, Ltd.;

            o     300,000 shares issued to Crescent International Ltd;

            o     666,668 shares issued to Crestview Capital Master LLC;

            o     75,000 shares issued to Geduld Capital Partners LP;

            o     111,111 shares issued to Gruber & McBaine International;

            o     50,000 shares issued to Irwin Geduld Revocable Trust;

            o     44,444 shares issued to J Patterson McBaine;

            o     111,111 shares issued to Jon D. Gruber and Linda W. Gruber;

            o     266,667 shares issued to Lagunitas Partners LP;

            o     222,222 shares issued to Omicron Master Trust;

            o     1,350,000 shares issued to Palisades Master Fund, L.P.;

            o     155,556 shares issued to Stonestreet LP;

      (b) 1,615,638 shares (the "Warrant Shares") that are issuable by the Company upon the exercise of the following warrants (collectively, the "Warrants"), each having an exercise price of $2.92 per share, issued to the subscribers in the Private Placement:

            o 262,500 shares issuable to Alexandra Global Master Fund, Ltd. under a warrant, dated March 16, 2004;

            o 54,444 shares issuable to Alpha Capital AG under a warrant, dated March 16, 2004;

            o 63,000 shares issuable to Baystar Capital II, L.P. under a warrant, dated March 16, 2004;

            o 62,222 shares issuable to Bristol Investment Fund, Ltd. under a warrant, dated March 16, 2004;


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Perma-Fix Environmental Services, Inc.
May 6, 2004
Page 3


            o 105,000 shares issuable to Crescent International Ltd under a warrant, dated March 16, 2004;

            o 233,334 shares issuable to Crestview Capital Master LLC under a warrant, dated March 16, 2004;

            o 26,250 shares issuable to the Geduld Capital Partners LP under a warrant, dated March 16, 2004;

            o 38,889 shares issuable to Gruber & McBaine International under a warrant, dated March 16, 2004;

            o 17,500 shares issuable to Irwin Geduld Revocable Trust under a warrant, dated March 16, 2004;

            o 15,555 shares issuable to J Patterson McBaine under a warrant, dated March 16, 2004;

            o 38,889 shares issuable to Jon D. Gruber and Linda W. Gruber under a warrant, dated March 16, 2004;

            o 93,333 shares issuable to Lagunitas Partners LP under a warrant, dated March 16, 2004;

            o 77,778 shares issuable to Omicron Master Trust under a warrant, dated March 16, 2004;

            o 472,500 shares issuable to Palisades Master Fund, L.P. under a warrant, dated March 16, 2004; and

            o 54,444 shares issuable to Stonestreet LP under a warrant, dated March 16, 2004; and

      (c) 160,000 shares (the "Consultant Shares") which are issuable upon exercise of the following warrants (collectively, the "Consultant Warrants"):

            o 100,000 shares issuable at an exercise price of $2.92 per share to R. Keith Fetter under a warrant, dated March 16, 2004;

            o 30,000 shares issuable at an exercise price of $2.92 per share to Joe Dilustro under a warrant, dated March 16, 2004; and

            o 30,000 shares issuable at an exercise price of $2.92 per share to Chet Dubov under a warrant, dated March 16, 2004.


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Perma-Fix Environmental Services, Inc.
May 6, 2004
Page 4


      We have examined such corporate records, certificates of officers, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      On the basis of such examination, review, and assumption, we are of the opinion that:

      (a)   the 4,616,113 Shares  previously issued pursuant to the terms of the
            Private  Placement   constitute  validly  issued,  fully  paid,  and
            nonassessable shares of Common Stock;

      (b) the 1,615,638 Warrant Shares issuable pursuant to the terms of the Warrants will constitute, when so issued, validly issued, fully paid, and nonassessable shares of Common Stock;

      (c) the 160,000 Consultant Shares issuable pursuant to the terms of the Consultant Warrants will constitute, when so issued, validly issued, fully paid, and nonassessable shares of Common Stock;

      We consent to the reference to our firm under the heading "Legal Opinion" and to the filing of this opinion as Exhibit 5.1 to said Registration Statement.


                                          Very truly yours,

                                          CONNER & WINTERS, P.C.

                                          /s/ Conner & Winters, P.C.
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